Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the below listed Registration Statements of our report dated February 22, 2011, relating to the financial statements of The Timberland Company included in this Current Report on Form 8-K/A of VF Corporation.

(1)	Post-Effective Amendment No. 1 to Registration Statement No. 333-32789 on Form S-8, which constitutes Post-Effective Amendment No. 9 to Registration Statement No. 2-85579 on Form S-8, Post-Effective Amendment No. 5 to Registration Statement No. 33-26566 on Form S-8, Post-Effective Amendment No. 2 to Registration Statement No. 33-55014 on Form S-8 and Post-Effective Amendment No. 2 to Registration Statement No. 33-60569 on Form S-8;

(2)	Registration Statement No. 333-138458 on Form S-8;

(3)	Post-Effective Amendment No. 1 to Registration Statement No. 33-33621 on Form S-8, which constitutes Post-Effective Amendment No. 2 to Registration Statement No. 2-99945 on Form S-8;

(4)	Registration Statement No. 333-59727 on Form S-8;

(5)	Post-Effective Amendment No. 1 to Registration Statement No. 33-41241 on Form S-8;

(6)	Registration Statement No. 333-72267 on Form S-8;

(7)	Post-Effective Amendment No. 1 to Registration Statement No 333-49023 on Form S-8;

(8)	Registration Statement No. 33-10491 on Form S-3;

(9)	Registration Statement No. 333-84193 on Form S-8 and Post-Effective Amendment No. 1 thereto;

(10)	Registration Statement No. 333-94205 on Form S-8;

(11)	Registration Statement No. 333-67502 on Form S-8;

(12)	Registration Statement No. 333-118547 on Form S-8;

(13)	Registration Statement No. 333-143077 on Form S-8;

(14)	Registration Statement No. 333-146594 on Form S-3:

(15)	Registration Statement No. 333-166570 on Form S-8:

(16)	Registration Statement No. 333-110458 on Form S-4 and Post-Effective Amendment No. 1 thereto;

(17)	Registration Statement No. 333-175700 on Form S-3.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

November 23, 2011